                                                                    EXHIBIT 99.2

                          MDT CORPORATION SAVINGS AND
                       THRIFT PLAN FOR SALARIED EMPLOYEES

                       Financial Statements and Schedules

                           December 31, 1994 and 1993

                  (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report
                          ----------------------------


The MDT Corporation Employee Benefits Committee and Participants in the MDT Corporation Savings and Thrift Plan for Salaried Employees:


We have audited the accompanying statements of net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Salaried Employees as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Salaried Employees at December 31, 1994 and 1993, and the changes in those net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund.
The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG Peat Marwick LLP

Los Angeles, California
May 19, 1995

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                             FOR SALARIED EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1994

                                                            Fund Information
                                   -------------------------------------------------------
                                      Open End                        MDT        U.S.
                                     Guaranteed      Equity Index    Stock    Government
         Assets                    Income Fund II      Fund II       Fund        Fund
         ------                    --------------    ------------    -----    ----------
Investment in employees' loans      $     -               -            -           -
Investment in Master Trust           16,350,440       4,426,096     918,866     142,573

Receivables:
  Employer contributions                 11,273           6,508       1,502         491
  Employees' contributions               38,644          23,251       4,627       1,542
  Other                                   -               -            -           -
                                     ----------       ---------     -------     -------
                                         49,917          29,759       6,129       2,033

Due from (to) other funds                 7,523           1,998         552          10
                                     ----------       ---------     -------     -------
Net assets available
  for plan benefits                 $16,407,880       4,457,853     925,547     144,616
                                     ==========       =========     =======     =======

See accompanying notes to financial statements.

                             -----------------------
                                    Asset
                                  Management    Loan
         Assets                    Fund II      Fund        Total
         ------                   ----------    ----        -----
Investment in employees' loans         -       470,055      470,055
Investment in Master Trust         1,698,399      -      23,536,374

Receivables:
  Employer contributions               3,139      -          22,913
  Employees' contributions            11,264      -          79,328
  Other                                -         2,473        2,473
                                   ---------   -------   ----------
                                      14,403     2,473      104,714

Due from (to) other funds                240   (10,323)       -
                                   ---------   -------   ----------
Net assets available
  for plan benefits                1,713,042   462,205   24,111,143
                                   =========   =======   ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1993


                                                    Fund Information
                            -----------------------------------------------------------------
                                                                     Long and
                               Open End                      MDT    Intermediate      Asset
                              Guaranteed     Equity Index   Stock      Term        Management
       Assets               Income Fund II     Fund II      Fund    Bond Fund II    Fund II       Total
       ------               --------------   ------------   -----   ------------   ----------     -----
Investment in Master Trust   $ 15,149,546      3,864,742   632,466     131,119      1,522,908   21,300,781

Receivables:
  Employer contributions            7,703          4,039       831         136          1,646       14,355
  Employees' contributions         71,106         14,805     3,046         497          6,032       95,486
                               ----------      ---------   -------     -------      ---------   ----------

Net assets available for
  plan benefits              $ 15,228,355      3,883,586   636,343     131,752      1,530,586   21,410,622
                               ==========      =========   =======     =======      =========   ==========

See accompanying notes to financial statements.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                             FOR SALARIED EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                          Year ended December 31, 1994

                                                                   Fund Information
                             ----------------------------------------------------------
                                Open End                       MDT         U.S.
                               Guaranteed     Equity Index    Stock     Government
                             Income Fund II     Fund II       Fund         Fund
                             --------------   ------------   --------   ----------
Contributions:
 Employer                     $   282,597       140,298       36,983      11,242
 Employees'                     1,098,001       553,392      126,936      43,918
                               ----------     ---------      -------     -------
                                1,380,598       693,690      163,919      55,160

Net income (loss) from
 Master Trust investments,
 net of administrative
 expenses                       1,016,857        34,704       63,391      (4,386)

Interest income on employees'
 loans                              -              -            -             -
                               ----------     ---------      -------     -------

     Total additions            2,397,455       728,394      227,310      50,774

Benefit payments                 (879,299)     (122,236)     (28,986)     (1,144)

Transfers among funds            (340,928)      (32,320)      90,709     (36,766)

Transfer from MDT Corporation
 Savings and Thrift Plan for
 Hourly Employees                   2,297           429          171       -
                               ----------     ---------      -------     -------

     Net increase               1,179,525       574,267      289,204      12,864

Net assets available
 for plan benefits:
   Beginning of year           15,228,355     3,883,586      636,343     131,752
                               ----------     ---------      -------     -------

   End of year               $ 16,407,880     4,457,853      925,547     144,616
                               ==========     =========      =======     =======

See accompanying notes to financial statements.

                        ------------------------------
                                     Asset
                                   Management     Loan
                                     Fund II      Fund       Total
                                   ----------     ----       -----
Contributions:
 Employer                            71,787        -          542,907
 Employees'                         306,189        -        2,128,436
                                  ---------     --------    ---------
                                    377,976        -        2,671,343

Net income (loss) from
 Master Trust investments,
 net of administrative
 expenses                           (48,805)       -        1,061,761

Interest income on employees'
 loans                                -           9,746         9,746
                                  ---------     --------    ---------

     Total additions                329,171       9,746     3,742,850

Benefit payments                    (13,561)       -       (1,045,226)

Transfers among funds              (133,154)    452,459        -

Transfer from MDT Corporation
 Savings and Thrift Plan for
 Hourly Employees                       -          -            2,897
                                  ---------     -------     ---------

     Net increase                   182,456     462,205     2,700,521

Net assets available
 for plan benefits:
   Beginning of year              1,530,586        -       21,410,622
                                  ---------     -------     ---------

   End of year                    1,713,042     462,205    24,111,143
                                  =========     =======    ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                         Year ended December 31, 1993

                                                          Fund Information
                                ----------------------------------------------------------------------

                                                                            Intermediate
                                   Open End                        MDT        and Long        Asset
                                  Guaranteed      Equity Index    Stock         Term        Management
                                Income Fund II      Fund II       Fund       Bond Fund II     Fund II       Total
                                --------------    ------------    ------    -------------   ----------      -----
Contributions:
  Employer                       $   351,884         96,440       34,939        4,029         33,543       520,835
  Employees'                       1,252,433        488,862      136,572       22,377        282,052     2,182,296
                                  ----------      ---------      -------      -------      ---------    ----------
                                   1,604,317        585,302      171,511       26,406        315,595     2,703,131

Net income (loss) from
  Master Trust investments,
  net of administrative
  expenses                         1,058,949        298,727     (333,480)       2,567         58,769     1,085,532
                                  ----------      ---------      -------      -------      ---------    ----------

      Total additions              2,663,266        884,029     (161,969)      28,973        374,364     3,788,663

Benefit payments                    (623,216)       (78,413)     (20,112)         (43)       (14,892)     (736,676)

Transfers among funds
                                  (1,722,209)       439,887        8,386      102,822      1,171,114        -
                                  ----------      ---------      -------      -------      ---------    ----------

      Net increase
       (decrease)                    317,841      1,245,503     (173,695)     131,752      1,530,586     3,051,987

Net assets available
  for plan benefits:
    Beginning of year             14,910,514      2,638,083      810,038        -              -        18,358,635
                                  ----------      ---------      -------      -------      ---------    ----------

    End of year                  $15,228,355      3,883,586      636,343      131,752      1,530,586    21,410,622
                                  ==========      =========      =======      =======      =========    ==========


See accompanying notes to financial statements.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                             FOR SALARIED EMPLOYEES

                         Notes to Financial Statements

                               December 31, 1994


(1)  Description of the Plan
     -----------------------

     The following description of the MDT Corporation Savings and Thrift Plan for Salaried Employees (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan covering substantially all MDT Corporation (Corporation) salaried employees. Salaried employees of the Corporation may elect to participate in the Plan commencing the first calendar quarter following completion of one hour of service.

     The Plan provides that participants may elect to make a basic contribution of up to 6% of their total annual compensation. The Corporation makes a matching contribution equal to 30% of the first 2%, 40% of the next 2%, and 50% of the final 2% of a participant's basic contribution. In addition, participants who contribute the maximum basic contribution may make a supplemental contribution in tax-deferred dollars, taxed dollars, or a combination which, when added to the basic contribution, cannot exceed 18%, 16%, and 25%, respectively, of their total annual compensation. The supplemental contribution is not matched by the Corporation.

     Separate employee and Corporation contribution accounts are maintained for each participant. Participants have a 100% nonforfeitable vested interest in their basic and supplemental contributions at all times. Employees vest in the Corporation contributions at a rate of 20% after one year of service and an additional 20% each year thereafter until five years of service are completed. Forfeitures arising under the Plan are used to reduce the Corporation's contribution to the Plan.

     Distributions made upon termination, death, or permanent disability may at the employee's election be in the form of a lump sum or in installments over a period not to exceed ten years.


(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     The following are the significant accounting policies followed by the Plan:

     Basis of Presentation
     ---------------------

     The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets.

                                                                     (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                             FOR SALARIED EMPLOYEES

                         Notes to Financial Statements



(2)  Summary of Significant Accounting Policies (continued)
     ------------------------------------------

     Investments
     -----------

     The Plan's interest in the Master Trust is valued based on the fair value of the underlying assets of the Master Trust. The employer identification number under which the Master Trust has been filed is 161326160.

     The accounting policies of the Master Trust operated under the MDT Corporation Savings and Thrift Master Trust Agreement (Master Trust) are as follows:

     Marketable securities are valued at the last reported sales price on the last business day of the year. Quotations are obtained from national securities exchanges or, in instances where securities are not listed on any of the exchanges, quotations are obtained from brokerage firms.

     The Open End Guaranteed Income Fund II invests in benefit responsive fixed and variable payment guaranteed investment contracts (GICs) and bank investment contracts (BICs). The GIC and BIC investments are carried at contract value which approximates fair value.

     Purchases and sales of securities are recorded on the trade date. Dividend income is recorded on the ex-dividend date. Interest is recognized on the accrual basis.


(3)  Plan Amendments
     ---------------

     In 1994, the Plan was amended to include a loan fund for participants. Participants are permitted to borrow from their savings accounts subject to certain limitations. The loans are payable over terms up to nine years and bear interest at the commercial prime rate in effect at the time the loan is made plus 1%. Principal and interest payments on the loans are redeposited into the participants' accounts based on their current investment allocation elections. At December 31, 1994, market value of loans approximates fair value.


(4)  Investments
     -----------

     Participants may elect to invest their contributions in the Open End Guaranteed Income Fund II, the Equity Index Fund II, the MDT Corporation Stock Fund, the U.S. Government Fund (formerly the Intermediate and Long Term Bond Fund II), and the Asset Management Fund II

                                      -2-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     in multiples of 10%. Income from investments is allocated to a participant's account monthly in the proportion that the individual account bears to the total of all accounts.

     The investments of the Plan are held by Bankers Trust as trustee under the Master Trust. Plans participating in the Master Trust are the Plan, the MDT Corporation Savings and Thrift Plan for Hourly Employees (Hourly Plan) and the MDT Corporation Savings and Thrift Plan for Union Employees (Union
     Plan).

     Except for the loan fund, which is participant specific, investments and certain related accounts in the statements of net assets available for plan benefits at December 31, 1994 and 1993 and statements of changes in net assets available for plan benefits for the years then ended represent allocations of the assets of the Master Trust based upon proportionate interest of the Plan in individual Master Trust investment funds.

     The following information is presented for the Master Trust and each of the Master Trust investment accounts:

                                      -3-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements

(4)    Investments (continued)
       -----------
       Statement of net assets of the Master Trust as of December 31, 1994:

                                    Open End                         MDT         U.S.        Asset
                                   Guaranteed      Equity Index     Stock    Government    Management
        Assets                   Income Fund II      Fund II        Fund        Fund        Fund II       Total
        ------                   --------------    ------------     -----    ----------    ----------     -----
Directed cash account fund      $      -               -            11,591        -           -            11,591
Investments at fair value:
  MDT Corp. common stock               -               -         1,153,088        -           -         1,153,088
  U.S. Government securities           -               -             -        150,092         -           150,092
  Other marketable securities          -           4,962,264         -           -        1,811,312     6,773,576
Investments at contract value:
  Guaranteed income group
   annuity contracts              19,817,020           -             -           -            -        19,817,020
                                  ----------       ---------     ---------    -------     ---------    ----------
                                  19,817,020       4,962,264     1,164,679    150,092     1,811,312    27,905,367

Receivables:
  Interest and dividends             108,963               5            36       -                2       109,006
  Investments sold                    -               84,565         -           -            -            84,565
                                  ----------       ---------     ---------    -------     ---------    ----------
                                     108,963          84,570            36       -                2       193,571
                                  ----------       ---------     ---------    -------     ---------    ----------

      Total assets                19,925,983       5,046,834     1,164,715    150,092     1,811,314    28,098,938

  Liabilities
  -----------

Accounts payable for
  investments purchased               -           -   84,565         -           -            -       -    84,565
                                  ----------       ---------     ---------    -------     ---------    ----------

      Net assets                $ 19,925,983       4,962,269     1,164,715    150,092     1,811,314    28,014,373
                                  ==========       =========     =========    =======     =========    ==========

                                      -4-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements

(4)    Investments (continued)
       -----------

       Statement of net assets of the Master Trust as of December 31, 1993:

                                                                                  Long and
                                    Open End                          MDT       Intermediate     Asset
                                   Guaranteed      Equity Index      Stock          Term       Management
      Assets                     Income Fund II      Fund II         Fund       Bond Fund II     Fund II        Total
      ------                     --------------    ------------      -----      ------------   ----------       -----
Directed cash account fund       $      -               -            50,470           289          4,246        55,005
Investments at fair value:
 MDT Corp. common stock                 -               -           826,597          -             -           826,597
 Other marketable securities            -           4,221,950         -           130,941      1,524,187     5,877,078
Investments at contract value:
 Guaranteed income group
    annuity contracts              18,909,794           -             -              -             -        18,909,794
                                   ----------       ---------       -------       -------      ---------    ----------
                                   18,909,794       4,221,950       877,067       131,230      1,528,433    25,668,474

Receivables:
 Interest and dividends                36,474               9            62          -                 6        36,551
 Investments sold                      84,038           -             -              -             -            84,038
                                   ----------       ---------       -------       -------      ---------    ----------
                                      120,512               9            62          -                 6       120,589
Due from (to) other funds            (159,344)         72,425        12,716         9,686         64,517         -
                                   ----------       ---------       -------       -------      ---------    ----------

      Total assets                 18,870,962       4,294,384       889,845       140,916      1,592,956    25,789,063

   Liabilities
   -----------

Accounts payable for
 investments purchased            -    84,038           -          - 45,000          -             -       -   129,038
                                   ----------       ---------       -------       -------      ---------    ----------

    Net assets                   $ 18,786,924       4,294,384       844,845       140,916      1,592,956    25,660,025
                                   ==========       =========       =======       =======      =========    ==========

                                      -5-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements

(4)    Investments (continued)
       -----------

       Investment in Master Trust for each participating plan as of December 31, 1994 is as follows:

                                     Open End                         MDT          U.S.        Asset
                                    Guaranteed      Equity Index      Stock     Government   Management
                                  Income Fund II      Fund II         Fund         Fund       Fund II        Total
                                  --------------    ------------      -----     ----------   ----------      -----
     Salaried Plan                 $ 16,350,440       4,426,096       918,866     142,573     1,698,399     23,536,374
     Union Plan                       3,187,828         481,872       202,611       4,506        95,104      3,971,921
     Hourly Plan                        387,715          54,301        43,238       3,013        17,811        506,078
                                     ----------       ---------     ---------     -------     ---------     ----------

      Net assets                   $ 19,925,983       4,962,269     1,164,715     150,092     1,811,314     28,014,373
                                     ==========       =========     =========     =======     =========     ==========

       Investment in Master Trust for each participating plan as of December 31, 1993 is as follows:

                                                                                Long and
                                     Open End                          MDT     Intermediate    Asset
                                    Guaranteed      Equity Index      Stock       Term       Management
                                  Income Fund II      Fund II         Fund     Bond Fund II   Fund II        Total
                                  --------------    ------------      -----    ------------  ----------      -----
     Salaried Plan                 $ 15,149,546       3,864,742       632,466     131,119     1,522,908     21,300,781
     Union Plan                       3,310,055         391,370       181,717       8,120        61,906      3,953,168
     Hourly Plan                        327,323          38,272        30,662       1,677         8,142        406,076
                                     ----------       ---------     ---------     -------     ---------     ----------

      Net assets                   $ 18,786,924       4,294,384       844,845     140,916     1,592,956     25,660,025
                                     ==========       =========     =========     =======     =========     ==========

                                      -6-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                             FOR SALARIED EMPLOYEES

                         Notes to Financial Statements

(4)    Investments (continued)
       -----------

       Statement of changes in net assets of the Master Trust for the year ended December 31, 1994:

                              Open End                         MDT         U.S.        Asset
                             Guaranteed     Equity Index      Stock     Government   Management
                           Income Fund II      Fund II        Fund         Fund       Fund II      Total
                           --------------   ------------      -----     ----------   ----------    -----
Investment earnings:
 Interest                    $ 1,322,638         4,375        1,184        4,932        1,706    1,334,835
 Dividends                        -            150,918        -            -           52,016      202,934
 Net appreciation
   (depreciation)
   in fair value                  -           (100,021)      88,792       (8,854)     (99,722)    (119,805)
                              ----------     ---------    ---------      -------    ---------   ----------
     Total invest-
       ment earnings
       (losses)                1,322,638        55,272       89,976       (3,922)     (46,000)   1,417,964

Administrative expenses          (73,870)      (17,281)      (3,586)        (769)      (6,312)    (101,818)
                              ----------     ---------    ---------      -------    ---------   ----------

     Net investment
       earnings
       (losses)                1,248,768        37,991       86,390       (4,691)     (52,312)   1,316,146

Net transfers in (out)            (9,873)      529,134       97,978       54,574      366,389    1,038,202

Transfers among funds            (99,836)      100,760      135,502      (40,707)     (95,719)      -
                              ----------     ---------    ---------      -------    ---------   ----------

     Net increase on
       net assets              1,139,059       667,885      319,870        9,176      218,358    2,354,348

Net assets:
 Beginning of year            18,786,924     4,294,384      844,845      140,916    1,592,956   25,660,025
                              ----------     ---------    ---------      -------    ---------   ----------

   End of year              $ 19,925,983     4,962,269    1,164,715      150,092    1,811,314   28,014,373
                              ==========     =========    =========      =======    =========   ==========

                                      -7-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                             FOR SALARIED EMPLOYEES

(4)    Investments (continued)
       -----------

       Statement of changes in net assets of the Master Trust for the year ended December 31, 1993:

                                                                                Long and
                                     Open End                          MDT     Intermediate    Asset
                                    Guaranteed      Equity Index      Stock       Term       Management
                                  Income Fund II      Fund II         Fund     Bond Fund II   Fund II        Total
                                  --------------    ------------      -----    ------------  ----------      -----
Investment earnings:
     Interest                      $  1,403,244            230          443            8         132       1,404,057
     Net appreciation
       (depreciation)
       in fair value                     -             345,612     (438,052)       3,495      63,828         (25,117)
                                     ----------      ---------    ---------     --------   ---------      ----------
         Total investment
          earnings (losses)           1,403,244        345,842     (437,609)       3,503      63,960       1,378,940

Administrative expenses                 (96,522)       (14,609)      (3,238)        (808)     (2,806)       (117,983)
                                     ----------      ---------    ---------     --------   ---------      ----------
         Net investment
          earnings (losses)           1,306,722        331,233     (440,847)       2,695      61,154       1,260,957

Net transfers in                      1,417,934        539,950      159,215       25,713     284,228       2,427,040

Transfers among funds                (1,967,336)       501,009      106,245      112,508   1,247,574          -
                                     ----------      ---------    ---------     --------   ---------      ----------

         Net increase (decrease)
          in net assets                 757,320      1,372,192     (175,387)     140,916   1,592,956       3,687,997
Net assets:
     Beginning of year               18,029,604      2,922,192    1,020,232         -          -          21,972,028
                                     ----------      ---------    ---------     --------   ---------      ----------
     End of year                   $ 18,786,924      4,294,384      844,845      140,916   1,592,956      25,660,025
                                     ==========      =========    =========     ========   =========      ==========

                                      -8-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                             FOR SALARIED EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     Net income (loss) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1994 are as follows:

                                     Open End                          MDT        U.S.         Asset
                                    Guaranteed      Equity Index      Stock    Government    Management
                                  Income Fund II      Fund II         Fund        Fund        Fund II        Total
                                  --------------    ------------      -----    ------------  ----------      -----
     Salaried Plan                 $ 1,016,857         34,704         63,391     (4,386)      (48,805)     1,061,761
     Union Plan                        208,619          2,648         20,696       (245)       (3,177)       228,541
     Hourly Plan                        23,292            639          2,303        (60)         (330)        25,844
                                     ---------         ------         ------     ------        ------      ---------

     Net investment
      earnings
        (losses)                   $ 1,248,768         37,991         86,390     (4,691)      (52,312)     1,316,146
                                     =========         ======         ======     ======        ======      =========

     Net income (loss) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1993 are as follows:

                                                                                Long and
                                     Open End                          MDT     Intermediate    Asset
                                    Guaranteed      Equity Index      Stock       Term       Management
                                  Income Fund II      Fund II         Fund     Bond Fund II   Fund II        Total
                                  --------------    ------------      -----    ------------  ----------      -----
     Salaried Plan                 $ 1,058,949        298,727       (333,480)     2,567        58,769      1,085,532
     Union Plan                        229,719         30,650        (90,954)       116         2,240        171,771
     Hourly Plan                        18,054          1,856        (16,413)        12           145          3,654
                                     ---------        -------        -------      -----        ------      ---------

     Net investment
      earnings
        (losses)                   $ 1,306,722        331,233       (440,847)      2,695       61,154      1,260,957
                                     =========        =======       ========       =====       ======      =========

                                      -9-                            (Continued)

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                            FOR SALARIED EMPLOYEES

                         Notes to Financial Statements



(5)  Federal Income Taxes
     --------------------

     Participants are not taxed currently on employer contributions to the Plan or on income earned by the Plan. Distributions of benefits to employees, unless appropriately transferred to another qualified plan, generally are subject to federal income tax.

     The Internal Revenue Service issued its latest determination letter on August 24, 1993 which stated that the Plan and the related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(6)  Plan Termination
     ----------------

     Although it has not expressed any intent to do so, MDT Corporation has the right under Article II of the Savings and Thrift Plan for Salaried Employees to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

                                                                      Schedule 1
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                             FOR SALARIED EMPLOYEES

     Form 5500, Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1994

- ------------------------------------------------------------------------------------------------------
                                    Description of investment, including
   Identity of issuer, borrower,      maturity date, rate of interest,       Historical     Current
     lessor, or similar party         collateral, par or maturity value         Cost         Value
- ------------------------------------------------------------------------------------------------------
 Investment in MDT Corporation
   Master Trust No. 161326160                      (1)                       $23,631,419   23,536,374
- ------------------------------------------------------------------------------------------------------
 Investment in Employees' Loans     Loans to plan participants, maturity
                                     dates through 2004, interest rates
                                       from 7.25% to 8.75% per annum              -           470,055
- ------------------------------------------------------------------------------------------------------

(1) See note 4 to financial statements.

                                                                      Schedule 2
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                             FOR SALARIED EMPLOYEES

           Form 5500, Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1994


(a)                 (b) Description    (c) Purchase  (d) Selling   (e) Lease   (f) Expense   (g) Cost   (h) Current   (i) Net gain
                        of asset           Price         Price         Rental      incurred      of         value of      or (loss)
                        (include                                                   with          asset      asset on
                        interest rate                                              transaction              transaction
                        and maturity                                                                        date
                        in case of a
                        loan)
- -----------------------------------------------------------------------------------------------------------------------------------
MDT Corporation        Acquisition of
                       Interests in
                       Master Trust
                       -Employee and
                       Employer
                       Contributions       $ -             -             -          -             -      $2,671,343          -
- -----------------------------------------------------------------------------------------------------------------------------------
MDT Corporation        Divestiture of
                       Interests in
                       Master Trust
                       -Benefit
                       Payments              -             -             -      $1,045,226        -           -              -
- -----------------------------------------------------------------------------------------------------------------------------------